UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On July 15, 2018, Thibault Fulconis resigned as a director of First Hawaiian, Inc. (the “Company”) and its wholly owned subsidiary, First Hawaiian Bank, effective immediately.

(d)                                 On July 18, 2018, the Board of Directors of the Company appointed Mr. Xavier Antiglio as a director of the Company to fill the vacancy created upon the resignation of Mr. Fulconis and to serve until his successor is elected and qualified.  Mr. Antiglio was designated for appointment to the Company’s Board of Directors by BNP Paribas (“BNPP”) consistent with its rights under the Stockholder Agreement, dated August 6, 2016, by and between the Company and BNPP, and he is expected to be appointed to the Board of Directors of the Bank at the next meeting of the Bank’s Board of Directors scheduled for July 25, 2018.  Mr. Antiglio is not expected to be appointed to any committees of the Board of Directors of the Company.  There have been no transactions since January 1, 2017 or that are currently proposed in which Mr. Antiglio or any related person had or will have a direct or indirect material interest.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: July 18, 2018	By:	/s/ Robert S. Harrison
Robert S. Harrison
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

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